   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1997

                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                          IMPERIAL CREDIT COMMERCIAL
                           MORTGAGE INVESTMENT CORP.
      (Exact name of registrant as specified in its governing instrument)

                       11601 WILSHIRE BLVD., SUITE 2080
                         LOS ANGELES, CALIFORNIA 90025
                                (310) 231-1280
                   (Address of principal executive offices)
                                --------------
                                MARK S. KARLAN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
             IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.
                       11601 WILSHIRE BLVD., SUITE 2080
                         LOS ANGELES, CALIFORNIA 90025
                                (310) 231-1280
                    (Name and address of agent for service)
                                --------------
                                  COPIES TO:
          J. A. SHAFRAN, ESQ.                GEORGE C. HOWELL, III, ESQ.
     SONNENSCHEIN NATH & ROSENTHAL                HUNTON & WILLIAMS
 601 SOUTH FIGUEROA STREET, SUITE 1500      RIVERFRONT PLAZA, EAST TOWER
     LOS ANGELES, CALIFORNIA 90017              951 EAST BYRD STREET
       TELEPHONE: (213) 623-9300              RICHMOND, VIRGINIA 23219
       FACSIMILE: (213) 623-9964              TELEPHONE: (804) 788-8200
                                              FACSIMILE: (804) 788-8218
                                --------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-32683

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                --------------
                        CALCULATION OF REGISTRATION FEE

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                                                           PROPOSED MAXIMUM
     TITLE OF CLASS                       PROPOSED MAXIMUM    AGGREGATE
  OF SECURITIES BEING      AMOUNT BEING    OFFERING PRICE      OFFERING        AMOUNT OF
       REGISTERED         REGISTERED (1)   PER SHARE (2)      PRICE (2)     REGISTRATION FEE
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
Common Stock, par value
 $.0001 per share....... 5,750,000 shares      $15.00        $86,250,000       $26,136.36
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(1) Includes 750,000 shares which the Underwriters have an option to purchase solely to cover over-allotments.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

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

                               EXPLANATORY NOTE

  This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-11 (Commission File No. 333-32683) filed by Imperial Credit
Commercial Mortgage Investment Corp. (the "Company") with the Securities and
Exchange Commission (the "Commission") on August 1, 1997, as amended by the
Amendment No. 1 to Registration Statement on Form S-11 filed by the Company with the Commission on September 12, 1997, as amended by Amendment No. 2 to Registration Statement on Form S-11 filed by the Company with the Commission on September 25, 1997, as amended by Amendment No. 3 to Registration Statement on Form S-11 filed by the Company with the Commission on October 3, 1997, as amended by Amendment No. 4 to Registration Statement on Form S-11 filed by the Company with the Commission on October 10, 1997, as amended by Amendment No. 5 to Registration Statement on Form S-11 filed by the Company with the Commission on October 14, 1997, as amended by Amendment No. 6 to Registration
Statement on Form S-11 filed by the Company with the Commission on October 15, 1997, which was declared effective October 15, 1997, are incorporated herein by reference.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on the 16th day of October, 1997.

                                          Imperial Credit Commercial Mortgage
                                           Investment Corp.,
                                          a Maryland corporation
                                          (Registrant)

                                                   /s/ MARK S. KARLAN
                                          By: _________________________________
                                                      Mark S. Karlan
                                               President and Chief Executive
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 16th day of October, 1997, in the capacities indicated.

              SIGNATURE                        TITLE
              ---------                        -----
                  *                    Director, Chairman
-------------------------------------   of the Board of
          H. Wayne Snavely              Directors

                  *                    Director, Vice
-------------------------------------   Chairman of the
          Kevin E. Villani              Board of Directors

        /s/ MARK S. KARLAN             Director, President
-------------------------------------   and Chief Executive
           Mark S. Karlan               Officer

                  *                    Director
-------------------------------------
        Patric H. Hendershott

                  *                    Director
-------------------------------------
        Joseph A. Jaconi, Jr.

                  *                    Director
-------------------------------------
          Louis H. Masotti

                  *                    Director
-------------------------------------
         Kenneth A. Munkacy

*By:     /s/ NORBERT M. SEIFERT
  ----------------------------------
   (Norbert M. Seifert Attorney-in-
                Fact)

                                 EXHIBIT INDEX

  1.1*  Form of Underwriting Agreement.

  3.1*  Charter of the Registrant.

  3.2*  Form of Bylaws of the Registrant.

  4.1*  Form of Common Stock Certificate.

  5.1** Opinion of Piper & Marbury LLP.

  5.2** Opinion of Sonnenschein Nath & Rosenthal

  8.1** Opinion of Sonnenschein Nath & Rosenthal as to Tax Matters.

 10.1*  Form of Management Agreement.

 10.2*  Form of Stock Option Plan.

 10.3*  Form of Mortgage Loan Servicing Agreement between SPB and the Company.

 10.4*  Form of Sale Agreement for purchase of Initial Mortgage Loans between
        SPB and the Company.

 10.5*  Form of Purchase Agreement for MBS Interests.

 21.1*  List of Subsidiaries of Registrant.

 23.1** Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 5.2).

 23.2** Consent of Piper & Marbury LLP (included in Exhibit 5.1).

 23.3** Consent of KPMG Peat Marwick LLP.

 24.1*  Powers of Attorney (included on Signature Page).

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 * Incorporated herein by reference to the like-numbered exhibit to the
   Registrant's Registration Statement on Form S-11, as amended, initially filed with the Securities and Exchange Commission on August 1, 1997 (File No. 333-32683).

** Filed herewith.